Exhibit 10.4.3

Chad Richison

XXXX

XXXX

February 18, 2026

Re: Amendment of Executive Employment Agreement

Dear Chad:

This letter (this “Agreement”) sets out the terms of your continuing relationship with Paycom Software, Inc. (the “Company”) and amends that certain Second Amended and Restated Executive Employment Agreement entered into on March 9, 2020, and effective January 1, 2014, as further amended by the letter agreement dated February 7, 2024 (the “Existing Agreement”).

You hereby acknowledge and agree that, effective February 18, 2026 (the “Transition Date”), your position as “Chief Executive Officer and President” is changed to “Chief Executive Officer.” You further acknowledge and agree that you consent to this change and that this change does not constitute “Good Reason” under Section 5.5 of the Existing Agreement, or under the Paycom Software, Inc. 2023 Long-Term Incentive Plan (the “LTIP”) or any award agreement issued pursuant to the LTIP.

This Agreement amends the Existing Agreement as follows, effective as of the Transition Date:

1.
The Fourth Recital is amended and restated in its entirety as follows:

“WHEREAS, the Executive has disclosed to the Company that, while continuing to perform his duties Chief Executive Officer of the Company, Executive may also seek to engage in other certain outside business activities unrelated to and not competitive with the Company’s business activities;”

2.
The Sixth Recital is amended and restated in its entirety as follows:

“WHEREAS, subject to the terms and conditions hereinafter set forth, the Company therefore wishes to employ Executive as an officer of the Company in the role as its Chief Executive Officer, and Executive wishes to accept such employment;”

3.
Section 3.1 is amended to replace all references therein to “Chief Executive Officer and President” with “Chief Executive Officer.”
4.
Section 5.5(b) is amended and restated in its entirety as follows:

“(b) any change, made by the Company and without Executive’s written consent in his individual capacity, in Executive’s status, reporting, duties or position that represents a demotion or diminution from Executive’s status, reporting, duties or position as Chief Executive Officer and Chairman of the Board, as such positions were in effect as of February 18, 2026; and/or”

You agree that, other than as set forth herein, the Existing Agreement remains in full force and effect.

By signing below, you agree that you are knowingly and voluntarily signing this Agreement.

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Signature Page Follows]

Kind Regards,
PAYCOM SOFTWARE, INC.
/s/ Frederick C. Peters II
By: Frederick C. Peters II
Title: Lead Director of the Board of Directors, on behalf of the Board of Directors
ACCEPTED AND AGREED:
/s/ Chad Richison
Chad Richison
February 18, 2026
Date

Signature Page to Letter Agreement